UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 10, 2011, Michael D. Eisner, age 69, was elected to the Board of Directors of IAC/InterActiveCorp.

Mr. Eisner currently serves as Chairman of The Tornante Company, a privately held company that invests in, acquires, incubates and operates media and entertainment companies (“Tornante”).  In addition to overseeing Tornante’s key investments generally, Mr. Eisner also currently serves as Chairman of two Tornante companies, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertaining products, and Vuguru, a studio focused on producing groundbreaking programming for the web and other emerging digital platforms.

Prior to founding Tornante in 2005, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984.  In addition to his for profit affiliations, Mr. Eisner serves on the Boards of the California Institute of the Arts, Denison University, the Aspen Institute, the Yale School of Architecture Dean’s Council and The Eisner Foundation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President and General Counsel

Date: March 15, 2011